Exhibit 99.1

Netskope Announces Strong Second Quarter Fiscal 2027 Financial

Results

•
Annual Recurring Revenue increased 27% year-over-year to $899 million
•
Q2 revenue increased 29% year-over-year to $221 million
•
Results exceeded guidance across every metric

SANTA CLARA, Calif. – September 2, 2026 – Netskope, Inc. (NASDAQ: NTSK) a leader in modern security and networking for the cloud and AI era, today announced financial results for the second quarter of fiscal year 2027 ended July 31, 2026.

“We are pleased with our strong second quarter performance, exceeding our guidance across every metric. Our results were driven by continued differentiating organic innovation, and durable customer demand for our Netskope One platform across security, networking, analytics and AI,” said Sanjay Beri, CEO of Netskope. “We are encouraged by early traction with our AI Security solutions, validating that Netskope sits right at the intersection of cloud, AI, networking and security and is becoming part of the essential, adaptive fabric for the modern enterprise to adopt AI safely. With our rapid product innovation, we are well positioned to go after our massive market opportunity.”

Second Quarter Fiscal 2027 Financial Highlights

•
Annual Recurring Revenue (ARR): ARR grew 27% year-over-year to $899 million as of July 31, 2026.
•
Revenue: Q2 revenue was $220.5 million, an increase of 29% year-over-year.
•
Gross Profit and Margin: GAAP gross profit was $163.0 million, compared to $123.2 million for the second quarter of fiscal 2026, and GAAP gross margin was 74%, compared to 72% for the second quarter of fiscal 2026. Non-GAAP gross profit was $169.1 million, compared to $127.3 million for the second quarter of fiscal 2026, and non-GAAP gross margin was 77%, compared to 75% for the second quarter of fiscal 2026.
•
Loss from Operations and Operating Margin: GAAP loss from operations was $(89.8) million, compared to a loss of $(46.0) million for the second quarter of fiscal 2026, and GAAP operating margin was (41)%, compared to (27)% for the second quarter of fiscal 2026. Non-GAAP loss from operations was $(19.3) million, compared to a loss of $(34.0) million for the second quarter of fiscal 2026, and non-GAAP operating margin was (9)%, compared to (20)% for the second quarter of fiscal 2026.
•
Net Loss Per Share: GAAP net loss per share was $(0.27), compared to $(0.84) in the second quarter of fiscal 2026. Non-GAAP net loss per share was $(0.03), compared to $(0.32) in the second quarter of fiscal 2026.
•
Cash Flow: Net cash used in operations was $(16.5) million, compared to $(16.9) million used in operations in the second quarter of fiscal 2026 and operating cash flow margin was (7)%, compared to (10)% in the second quarter of fiscal 2026. Free cash flow was $(29.8) million, compared to $(19.7) million in the second quarter of fiscal 2026 and free cash flow margin was (14)%, compared to (12)% in the second quarter of fiscal 2026.
•
Cash, Cash Equivalents, and Marketable Securities: Total cash, cash equivalents, and marketable securities at the end of the second quarter of fiscal 2027 was $1.1 billion.

Recent Business Highlights

•
Named a Leader in the Gartner® Magic Quadrant™ for Secure Access Service Edge (SASE) Platforms for the 3rd Year in a Row. Netskope was positioned highest in Ability to Execute in Gartner’s report. In the corresponding Critical Capabilities report, Netskope is the only vendor ranked as the highest scoring for three Use Cases, including: Foundational SASE Platform Use Case, Zero Trust SASE Platform Use Case, and the new Sovereign SASE Use Case.
•
Named a Leader in the Gartner® Magic Quadrant™ for Security Service Edge for the 5th Year in a Row. Netskope has been named a Leader in every year this report has been published since its inception, consistently recognized both for its vision and its ability to execute.
•
Netskope joined NVIDIA’s Open Secure AI Alliance, a coalition of industry leaders committed to building open, frontier AI tools that defenders can inspect, adapt, and trust.
•
Continued to lead in innovation with new product releases, including:
•
Netskope One DataSec Command Center, a unified control plane that discovers, understands, tracks, and protects sensitive data wherever it lives and moves across AI environments, cloud, the network, on-premises, endpoint, email, and more.
•
Advancements to NewEdge AI Fast Path, which optimizes the network path between users, sites, and agents to AI destinations for faster inference results and minimizing time to first token (TTFT), accelerating complex multi-prompt agentic AI workflows, as well as optimizing LLM performance when accessing large volumes of data. AI Fast Path was shown to reduce latency by as much as 90% to popular AI destinations.

Financial Outlook

Netskope is providing the following guidance for the third quarter and full year fiscal 2027:

For the third quarter of fiscal 2027, we expect:

•
Revenue of $227 million to $229 million
•
Non-GAAP operating margin of approximately (8)%
•
Non-GAAP net loss per share of $(0.03) to $(0.04), using approximately 415 million weighted average common stock outstanding

For the full year of fiscal 2027, we now expect:

•
Total revenue of $888 million to $892 million
•
Non-GAAP gross margin of approximately 77%
•
Non-GAAP operating margin of approximately (9)%
•
Non-GAAP net loss per share of $(0.15), using approximately 415 million weighted average common stock outstanding
•
Free cash flow margin of approximately 2%

These statements are forward-looking, and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.

Conference Call

Netskope will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of Netskope’s website at investors.netskope.com.

Supplemental Financial and Other Information

Supplemental financial information can be accessed through Netskope’s investor relations website at investors.netskope.com.

Conference Participation Schedule

Netskope will participate and present at the following upcoming investor conferences. Details of the events are as follows:

•
Piper Sandler 2026 Growth Frontiers Conference - Tuesday, September 15, 2026, 1:00 p.m. Pacific Time / 3:00 p.m. Central Time
•
J.P. Morgan 2026 Software Forum - Friday, October 2, 2026, 10:00 a.m. Pacific Time

About Netskope

Netskope (NASDAQ: NTSK), a leader in modern security and networking for the cloud and AI era, addresses the needs of both security and networking teams by providing optimized access and real-time, context-based security for the AI ecosystem inclusive of agents, applications, tools, LLMs, people, devices, and data. Thousands of customers, including more than 30% of the Fortune 100, trust the Netskope One platform, its Zero Trust Engine, and its powerful NewEdge network to reduce risk and gain full visibility and control over cloud, AI, SaaS, web, and private applications — providing security and accelerating performance without trade-offs. Learn more at netskope.com, on LinkedIn, and on Instagram.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance and financial outlook for the third quarter of fiscal 2027 and full year fiscal 2027, market opportunity and the demand for AI security products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks associated with scaling our business and managing our rapid growth; our ability to expand our partner relationships; our ability to identify and effectively implement the necessary changes to address execution challenges; our limited experience with new products and the risks associated with new product offerings, including adoption by customers and the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market for security, networking, analytics and AI products and our ability to innovate and remain competitive; length of sales cycles; risks related to the use of AI in our platform; and general market, political, economic and business conditions, as well as those risks and uncertainties included in filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to Netskope as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to evaluate our business performance, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and income that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Financial Information" included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related taxes, and amortization of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin

We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense and related taxes, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP operating margin as non-GAAP loss from operations as a percentage of revenue.

Non-GAAP Net Loss

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, restructuring costs, gain or loss on fair value changes in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share, adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, restructuring costs, gain or loss on fair value changes in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Free Cash Flow and Free Cash Flow Margin

We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment and capitalized internal-use software. Free cash flow margin is determined by dividing free cash flow by revenue. We believe free cash flow and free cash flow margin serve as valuable indicators of liquidity, as they provide our management, board of directors, and investors with insight into our ability to generate cash from our operations, strategic initiatives, and strengthening our balance sheet.

Annual Recurring Revenue

We define Annual Recurring Revenue (ARR) as the annualized value of our cloud subscription contracts that are active as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. Provided that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract's annualized value in ARR until the customer notifies us of their decision not to renew. ARR excludes non-recurring components of revenue such as professional services, training, sales of hardware, and other non-recurring revenue.

Gartner Disclaimer

Gartner, Magic Quadrant for Security Service Edge, John Watts, Thomas Lintemuth, Theo de Feligonde, Jonathan Forest, 29 July 2026.

Gartner, Magic Quadrant for SASE Platforms, Jonathan Forest, Andrew Lerner, John Watts, 28 July 2026.

Gartner, Critical Capabilities for Security Service Edge, Thomas Lintemuth, Theo de Feligonde, John Watts, Jonathan Forest, 3 August 2026.

Gartner and Magic Quadrant are trademarks of Gartner, Inc. and/or its affiliates.

Gartner does not endorse any company, vendor, product or service depicted in its publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner publications consist of the opinions of Gartner’s business and technology insights organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this publication, including any warranties of merchantability or fitness for a particular purpose.

Investor Relations Contact:

Floris van der Veer

Director of Investor Relations, Netskope

IR@netskope.com

Media Contact:

Tim Whitman

Director of Global Corporate Communications, Netskope

press@netskope.com

NETSKOPE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 31,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$220,854	$432,583
Marketable securities	846,509	725,603
Accounts receivable, net	187,971	158,278
Inventories	4,841	4,902
Deferred contract acquisition costs	58,387	54,048
Prepaid expenses and other current assets	67,723	73,553
Total current assets	1,386,285	1,448,967
Property and equipment, net	96,814	93,876
Operating lease right-of-use assets	32,262	32,096
Intangible assets, net	18,563	21,403
Goodwill	61,083	61,083
Deferred contract acquisition costs, noncurrent	106,037	100,798
Other assets, noncurrent	11,170	14,069
Total assets	$1,712,214	$1,772,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,929	$14,436
Accrued compensation and benefits	76,646	99,880
Deferred revenue	546,462	532,732
Operating lease liabilities, current	10,229	10,769
Accrued expenses and other current liabilities	30,085	23,715
Total current liabilities	689,351	681,532
Deferred revenue, noncurrent	124,213	143,126
Convertible notes	698,116	720,960
Operating lease liabilities, noncurrent	23,887	23,424
Other liabilities, noncurrent	19,861	8,719
Total liabilities	1,555,428	1,577,761
Stockholders’ equity:
Preferred stock	-	-
Class A common stock	6	6
Class B common stock	35	34
Additional paid-in capital	3,021,543	2,888,202
Accumulated other comprehensive loss	(8,585)	(64,811)
Accumulated deficit	(2,856,213)	(2,628,900)
Total stockholders’ equity	156,786	194,531
Total liabilities and stockholders’ equity	$1,712,214	$1,772,292

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS of OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenue	$220,541	$170,758	$422,133	$328,494
Cost of revenue(1)	57,523	47,514	110,860	95,737
Gross profit	163,018	123,244	311,273	232,757
Operating expenses:
Sales and marketing(1)	105,916	78,050	211,598	147,426
Research and development(1)	101,787	72,856	207,501	140,737
General and administrative(1)	45,114	18,303	90,710	35,917
Total operating expenses	252,817	169,209	509,809	324,080
Loss from operations	(89,799)	(45,965)	(198,536)	(91,323)
Other income (expense), net:
Loss on changes in fair value of convertible notes	(26,528)	(43,973)	(38,753)	(77,402)
Other income, net	8,630	2,123	16,152	4,122
Loss before provision for income taxes	(107,697)	(87,815)	(221,137)	(164,603)
Provision for income taxes	3,120	2,486	6,176	4,940
Net loss	$(110,817)	$(90,301)	$(227,313)	$(169,543)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.84)	$(0.56)	$(1.59)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	405,045,835	108,096,178	402,802,925	106,429,655

(1)Includes stock-based compensation expense as follows:
Cost of revenue	$3,445	$421	$7,442	$927
Sales and marketing	10,846	3,086	25,210	6,459
Research and development	25,160	3,491	56,395	8,799
General and administrative	23,521	553	49,953	1,457
Total stock-based compensation expense	$62,972	$7,551	$139,000	$17,642

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended July 31,
	2026	2025
Cash flows from operating activities
Net loss	$(227,313)	$(169,543)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	139,000	17,642
Depreciation and amortization	20,647	25,497
Amortization of deferred contract acquisition costs	31,944	25,347
Non-cash operating lease expenses	7,499	6,532
(Accretion of discount) amortization of premium on investments	(4,737)	(454)
Loss on changes in fair value of convertible notes	38,753	77,402
Other	(13)	210
Changes in operating assets and liabilities:
Accounts receivable	(29,693)	47,793
Inventories	60	113
Deferred contract acquisition costs	(41,522)	(34,320)
Prepaid expenses and other current assets	587	(6,831)
Other non-current assets	2,009	1,769
Accounts payable	10,110	4,535
Accrued compensation and benefits	(23,338)	(7,194)
Operating lease liabilities	(7,742)	(5,917)
Accrued expenses and other current liabilities	7,338	8,939
Deferred revenue	(5,183)	16,070
Other non-current liabilities	11,142	1,124
Net cash (used in) provided by operating activities	(70,452)	8,714
Cash flows from investing activities
Purchases of property and equipment	(15,162)	(9,038)
Capitalized internal-use software	(1,349)	(1,873)
Purchases of intangible assets	(2,300)	-
Purchases of marketable securities	(689,633)	(22,386)
Proceeds from maturities of marketable securities	568,090	52,901
Net cash (used in) provided by investing activities	(140,354)	19,604
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	12,272	-
Proceeds from issuance of common stock upon exercise of stock options	15,299	21,257
Payments for withholding taxes upon settlement of equity awards	(28,403)	-
Payments for holdback consideration on business combination	(981)	(1,197)
Payments for deferred offering costs	-	(3,579)
Net cash provided by financing activities	(1,813)	16,481
Net (decrease) increase in cash, cash equivalents, and restricted cash	(212,619)	44,799
Cash, cash equivalents, and restricted cash, beginning of period	433,769	167,197
Cash, cash equivalents, and restricted cash, end of period	$221,150	$211,996

NETSKOPE, INC.

RECONCILIATION OF GAAP To NON-GAAP FINANCIAL INFORMATION

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Gross profit reconciliation:
Gross profit	$163,018	$123,244	$311,273	$232,757
Stock-based compensation expense and related taxes	3,581	421	7,648	941
Amortization of acquired intangible assets	2,534	3,593	4,843	9,675
Non-GAAP gross profit	$169,133	$127,258	323,764	243,373
Gross margin	74%	72%	74%	71%
Non-GAAP gross margin	77%	75%	77%	74%

Sales and marketing expense reconciliation:
Sales and marketing expense	$105,916	$78,050	$211,598	$147,426
Stock-based compensation expense and related taxes	(11,348)	(3,378)	(26,076)	(6,781)
Amortization of acquired intangible assets	(151)	(534)	(297)	(1,050)
Restructuring costs	(382)	-	(382)	-
Non-GAAP sales and marketing expense	$94,035	$74,138	$184,843	$139,595
Sales and marketing expense as a percentage of revenue	48%	46%	50%	45%
Non-GAAP sales and marketing expense as a percentage of revenue	43%	43%	44%	42%

Research and development expense reconciliation:
Research and development expense	$101,787	$72,856	$207,501	$140,737
Stock-based compensation expense and related taxes	(25,587)	(3,517)	(57,230)	(8,862)
Restructuring costs	(2,334)	-	(2,334)	-
Non-GAAP research and development expense	$73,866	$69,339	$147,937	$131,875
Research and development expense as a percentage of revenue	46%	43%	49%	43%
Non-GAAP research and development expense as a percentage of revenue	33%	41%	35%	40%

General and administrative expense reconciliation:
General and administrative expense	$45,114	$18,303	$90,710	$35,917
Stock-based compensation expense and related taxes	(23,779)	(553)	(50,421)	(1,458)
Restructuring costs	(784)	-	(784)	-
Non-GAAP general and administrative expense	$20,551	$17,750	$39,505	$34,459
General and administrative expense as a percentage of revenue	20%	11%	21%	11%
Non-GAAP general and administrative expense as a percentage of revenue	9%	10%	9%	10%

Loss from operations reconciliation:
Loss from operations	$(89,799)	$(45,965)	$(198,536)	$(91,323)
Stock-based compensation expense and related taxes	64,295	7,869	141,375	18,042
Amortization of acquired intangible assets	2,685	4,127	5,140	10,725
Restructuring costs	3,500	-	3,500	-
Non-GAAP loss from operations	$(19,319)	$(33,969)	$(48,521)	$(62,556)
Operating margin	(41)%	(27)%	(47)%	(28)%
Non-GAAP operating margin	(9)%	(20)%	(11)%	(19)%

Net loss reconciliation:
Net loss	$(110,817)	$(90,301)	$(227,313)	$(169,543)
Stock-based compensation expense and related taxes	64,295	7,869	141,375	18,042
Amortization of acquired intangible assets	2,685	4,127	5,140	10,725
Restructuring costs	3,500	-	3,500	-
Loss on fair value changes in convertible notes	26,528	43,973	38,753	77,402
Provision for income taxes	150	-	447	-
Non-GAAP net loss	$(13,659)	$(34,332)	(38,098)	(63,374)

Basic and diluted EPS reconciliation:
Net loss per share, basic and diluted	$(0.27)	$(0.84)	$(0.56)	$(1.59)
Stock-based compensation expense and related taxes	0.16	0.07	0.35	0.17
Amortization of acquired intangible assets	0.01	0.04	0.01	0.10
Restructuring costs	0.01	-	0.01	-
Loss on fair value changes in convertible notes	0.07	0.41	0.10	0.73
Provision for income taxes	-	-	-	-
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.32)	$(0.09)	$(0.60)
Note: Certain figures may not sum due to rounding.

NETSKOPE, INC.

SELECTED CASH FLOW INFORMATION

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Reconciliation of cash (used in) provided by operating activities to free cash flow
Net cash (used in) provided by operating activities	$(16,539)	$(16,878)	$(70,452)	$8,714
Purchase of property and equipment	(13,003)	(1,628)	(15,162)	(9,038)
Capitalized internal-use software	(255)	(1,147)	(1,349)	(1,873)
Free cash flow	$(29,797)	$(19,653)	$(86,963)	$(2,197)

Net cash provided by (used in) investing activities	$36,825	$(1,911)	$(140,354)	$19,604

Net cash (used in) provided by financing activities	$(5,282)	$11,740	$(1,813)	$16,481

Operating cash flow margin	(7)%	(10)%	(17)%	3%
Free cash flow margin	(14)%	(12)%	(21)%	(1)%
Note: Certain figures may not sum due to rounding.